EXHIBIT 10.5

EXECUTIVE COMPENSATION PLAN

Plan Year 2006

Ralf Suerken

I.              Annual Base Salary $250,000

II.            Performance Incentive Bonus (IB): $100,000 annually.  Your 2006 Incentive Bonus will be paid quarterly based on the following criteria:

•      75% of the performance incentive bonus ($75,000) is based on the achievement of the annual operating profit targets for the WW Manufacturing division of SoftBrands.

	Operating Profits	Payment Eligibility
YTD Q1 (Oct – Dec 05)	1st Quarter Target	25%
YTD Q2 (Jan – Mar 06)	2nd Quarter Target	50%
YTD Q3 (Apr – Jun 06)	3rd Quarter Target	75%
YTD Q4 (Jul – Sep 06)	Annual Target	100%

Performance Incentive Payments – An advance of ¼ of your annual bonus will be paid quarterly based on the attainment of the annual operating profit metric.   Payments from prior quarters that were not achieved will be paid if YTD targets are achieved.

Threshold for Operating Profit Goal – Manufacturing must achieve 90% of the targeted revenue goal to be eligible for the bonus payments.  If Manufacturing achieves 90% of the targeted revenue goal, you will be eligible for 50% of your targeted incentive bonus.  For achievement of each percentage above 90%, you will receive an additional 5% of your target to a maximum of 100%.

•      25% of the performance incentive bonus ($25,000) is based on the achievement of the annual revenue targets for WW FSE.

	WW FSE Revenue Target	Payment Eligibility
YTD Q1 (Oct – Dec 05)	1st Quarter Target	25%
YTD Q2 (Jan – Mar 06)	2nd Quarter Target	50%
YTD Q3 (Apr – Jun 06)	3rd Quarter Target	75%
YTD Q4 (Jul – Sep 06)	Annual Target	100%

Threshold for WW FSE Revenue Goal – Manufacturing must achieve 80% of the targeted WW FSE revenue goal to be eligible for the bonus payments.  If Manufacturing achieves 80% of the targeted WW FSE revenue goal, you will be eligible for 50% of your targeted incentive bonus.  For achievement of each percentage above 80%, you will receive an additional 2.5% of your target to a maximum of 100%.

III.           SoftBrands Manufacturing Executive Profit Sharing Bonus

To encourage performance over and above our targets, you are eligible to participate in the SoftBrands Manufacturing Executive profit sharing plan.

6% of each $1 of operating profit over the Manufacturing division target will be contributed to the SoftBrands Manufacturing Group Executive Profit Sharing pool.  The pool will be distributed on a pro rata basis, taking your base salary as a percentage of the total base salaries of all eligible SoftBrands Group executives in the plan.

IV.           Should you leave the company for any reason; any bonus “not yet received” will be forfeited.